Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

(212) 951-6993

(Name, address and telephone number of agent for service)

CEDC Finance Corporation International, Inc.

(Issuer with respect to the Securities)

Delaware	94-3490116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Central European Distribution Corporation 3000 Atrium Way, Suite 265 Mt. Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

Senior Secured Notes Due 2020

(Title of the Indenture Securities)

Additional Obligors

Exact name of obligor as specified in its charter	Address of principal executive offices	State or other jurisdiction of incorporation or organization	I.R.S. taxpayer identification number
Central European Distribution Corporation	3000 Atrium Way, Suite 265 Mt. Laurel, New Jersey 08054	Delaware	54-1865271
CEDC International Sp. z.o.o.	c/o Central European Distribution Corporation ul. Kowanowska 48 64-600 Oborniki Wielkopolskie, Poland	Poland	—
CEDC Finance Corporation LLC	c/o CEDC Finance Corporation International, Inc. 3000 Atrium Way, Suite 265 Mt. Laurel, New Jersey 08054	Delaware	54-1865271
PWW Sp. z.o.o.	c/o Central European Distribution Corporation ul. Kowanowska 48 64-600 Oborniki Wielkopolskie, Poland	Poland	—
Jelegat Holdings Limited	c/o Central European Distribution Corporation Arch. Makariou III, 2-4 Capital Center, 9th Floor P.C. 1065, Nicosia Cyprus	Cyprus	—
OOO Glavspirttrest	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
Joint Stock Company Russian Alcohol Group	Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
Joint Stock Company “Distillery “Topaz”	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
Bravo Premium LLC	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
ZAO Sibirsky LVZ	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
OOO First Tula Distillery	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
Closed Joint Stock Company Mid-Russian Distilleries	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—

Limited Liability Company “The Trade House “Russian Alcohol”	c/o Russian Alcohol Group Novoorlovskaya street, building 5 119633 Moscow Russian Federation	Russian Federation	—
Bols Hungary Beverage Import & Distribution Ltd	c/o Central European Distribution Corporation ul. Kowanowska 48 64-600 Oborniki Wielkopolskie, Poland	Hungary	—
Lion/Rally Lux 1 S.A.	13-15 Av de la Liberte L-1931 Luxembourg	Luxembourg	—
Lion/Rally Lux 2 S.à.r.l.	13-15 Av de la Liberte L-1931 Luxembourg	Luxembourg	—
Lion/Rally Lux 3 S.à.r.l.	13-15 Av de la Liberte L-1931 Luxembourg	Luxembourg	—
Pasalba Limited	Theklas Lysioti 35 Eagle Star House, 5th Floor 3030 Limassol Cyprus	Cyprus	—

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 25th of February, 2013.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,

November 28, 2012, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq. as amended, and 12 USC 1, et seq. as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, March 19, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

John Walsh

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 19, 2013

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375

Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186

Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939

Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616

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